Exhibit 5

                              REGEN BIOLOGICS, INC.



                      SERIES C CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT



                         Dated as of September __, 2003

                              REGEN BIOLOGICS, INC.


             SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


     This Agreement, dated as of September 9, 2003, is entered into by and among ReGen Biologics, Inc., a Delaware corporation (the "Company"), and the individuals and entities listed on Exhibit A hereto (each a "Purchaser" and collectively, the "Purchasers").

     In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

         1.       Authorization and Sale of Shares and Warrants.

     1.1  Authorization.  The Company  has, or before the Closing (as defined in
Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of up to 17,900,000 million shares of its Series C Convertible Preferred Stock, $0.01 par value per share (the "Series C Preferred"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company attached hereto as Exhibit B (the "Certificate of Designations"). The Company has, or before the Closing will have, adopted and filed the Certificate of Designations with the Secretary of State of the State of Delaware.

     1.2 Sale of Shares and Warrants. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase from the Company, (i) the number of shares of Series C Preferred set forth opposite such Purchaser's name on Exhibit A for the purchase price of $0.4481 per share (the "Purchase Price") such number of shares to be determined by rounding down any fractional shares to the nearest whole number; and (ii) a warrant, substantially in the form attached hereto as Exhibit C (a "Warrant"), to purchase its pro rata portion of an aggregate of 1,600,000 shares of common stock, par value $0.01 per share of the Company (the "Common Stock"), such pro rata portion will be determined according to such Purchaser's percentage of participation in the Closing as defined in
Section 2 hereof. The shares of Series C Preferred sold under this Agreement are referred to as the "Shares." The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale.

     2. The Closing. The closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Shaw Pittman LLP, 1650 Tysons Blvd., McLean, Virginia, at such time, date and place and in such manner, including via facsimile or electronic delivery, as are mutually agreeable to the Company and the Purchasers, but in no event later than September 30, 2003. At the Closing, the Company shall deliver to each of the Purchasers a certificate for the number of Shares and a Warrant being purchased at the Closing by such Purchaser, registered in the name of such Purchaser and a Warrant, against payment to the Company of the Purchase Price, by wire transfer or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." The Company may sell up to the balance of the authorized number of shares of Series C Preferred not sold at the Closing to additional purchasers at a price not less than $0.4481 per share.

     3. Representations, Warranties and Covenants of the Company. Except as and to the extent set forth in the Disclosure Schedule delivered to the Purchasers concurrently herewith, the Company represents and warrants as follows:

     3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and corporate authority to carry on its business as it is now being conducted or is proposed to be conducted, and to own the properties and assets that it now owns. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties makes such qualification necessary and where a failure to so qualify would have a material adverse effect on the Company's business or properties. Copies of the Company's original Certificate of Incorporation, as amended and restated to date (the "Certificate of Incorporation"), and its bylaws, as amended and restated to date (the "Bylaws"), heretofore delivered to the Purchasers, are complete and correct copies of such instruments as presently in effect. The Company has no subsidiaries other than those listed in Section 3.6 and does not otherwise own or control any equity interest in any corporation or other business entity.

     3.2      Power and Authority; Enforceability.

     (a) The Company has full corporate power and authority to enter into this Agreement to issue the Shares and Warrants hereunder and to carry out the transactions contemplated hereby. The Company and its stockholders have, or by the Closing will have, taken all action required by law, its Certificate of Incorporation or its Bylaws to authorize the execution and delivery of this Agreement, the issuance of the Shares and Warrants pursuant to the terms hereof, and the consummation of the transactions contemplated hereby. This Agreement and the Registration Rights Agreement, as defined in Section 5.4, have been duly executed and delivered by the Company and, assuming the valid authorization, execution and delivery of this Agreement by the Purchasers, are valid and binding agreements of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, as well as judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies.

     (b) The Shares, when issued in compliance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Series C Preferred and exercise of the Warrants (the "Underlying Shares"), when issued upon such conversion in accordance with the terms of the Certificate of Incorporation (i) will be validly issued, fully paid and nonassessable, and (ii) will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Shares and the Underlying Shares will be subject to restrictions on transfer under state and/or federal securities laws. There are no rights of first refusal held by any stockholders of the Company with respect to the issuance of the Shares. The Shares are not subject to any preemptive rights.

     3.3 No Conflicts or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will violate any provision of the Certificate of Incorporation or the Bylaws, or violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company under, any agreement or commitment to which the Company is a party or by which the Company is bound, or to which the property of the Company is subject, which would materially adversely affect the financial condition of the Company, or, to the best knowledge of the Company, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     3.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the compliance with notice filing and other requirements under federal and applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.

     3.5 Capitalization. At the Closing, the authorized capital stock of the Company will consist of 117,900,000 shares of Common Stock, and 60,000,000 shares of preferred stock (the "Preferred Stock"), of which 15,298,351 shares will have been designated Series A Convertible Preferred Stock (the "Series A Stock"), of which 15,298,351 shares are outstanding, 30,000,000 shares of which will have been designated as the Series C Preferred. All currently issued and outstanding shares have been issued in compliance with applicable state and federal securities laws. As of the Closing, the Company has reserved for issuance, pursuant to its currently active Stock Option Plans, 8,450,000 shares of Common Stock and has reserved for issuance pursuant to its currently inactive Stock Option Plans 8,443,528 shares of Common Stock. As of the Closing, there are outstanding options and warrants to purchase 12,791,540 and 5,473,554 shares of Common Stock, respectively. Except as contemplated herein, or as set forth on
Section 3.5 of the Disclosure Schedule, (i) there are no commitments as of the date hereof pursuant to which the Company is or may become obligated to issue any of its capital stock, (ii) there are no preemptive or similar rights to purchase or otherwise acquire from the Company any shares of capital stock pursuant to any provision of law, the Certificate of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or otherwise, and
(iii) there is no agreement, restriction or encumbrance with respect to the sale or voting of any outstanding shares of the Company's capital stock. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will result in any antidilution adjustment for the holders of the Company's capital stock or for the holder of any options or warrants to acquire shares of the Company's capital stock.

     3.6 Subsidiaries. The Company is the sole holder of the issued and outstanding shares of capital stock of RBio, Inc. and MetaContent, Inc. (each a "Subsidiary" and collectively, the "Subsidiaries"), and the Company holds of record and beneficially owns all of the capital stock of each Subsidiary free and clear of any hypothecation, assignment, deposit arrangement, Lien, preference, priority or other security agreement, warrant, attachment, right of first refusal, preemptive right, conversion, put, call or other restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever. There are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting or transfer of the capital stock of the Subsidiaries. There are no commitments pursuant to which any Subsidiary is or may become obligated to issue any of its capital stock.

     3.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) of the type that would be required to be set forth on financial statements in accordance with GAAP, which are not fully reflected on the financial statements which are a part of the Company's annual report on Form 10K/A for the year ended December 31, 2002, filed with the commission on April 14, 2003 or the financial statements which are a part of the quarterly report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 14, 2003 (collectively, the "Financial Statements") and there are no undisclosed loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 ("Statement No. 5") issued by the Financial Accounting Standards Board in March, 1975) which are not adequately provided for in the Financial Statements as required by Statement No. 5.

     3.8 Absence of Changes. Except as set forth in Section 3.8 of the Disclosure Schedule, since June 30, 2003, there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities or business of the Company or any Subsidiary, (b) any material increase in the liabilities or obligations of the Company or any Subsidiary of any nature whatsoever (contingent or otherwise), (c) any asset or property of the Company or any Subsidiary made subject to a lien of any kind, (d) any waiver of any valuable rights of the Company, or the cancellation of any debts or claims held by the Company or any Subsidiary, (e) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company or any Subsidiary, or any agreement or commitment therefor, (f) any issuance of any stock, bonds or other securities of the Company or any Subsidiary other than pursuant to or in connection with transactions described herein or contemplated by this Agreement, (g) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Company or any Subsidiary, (h) any loan by the Company or any Subsidiary to any officer, director, employee or stockholder of the Company or any Subsidiary, or any agreement or commitment therefor, (i) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of the Company or any Subsidiary, (j) any extraordinary increase in the aggregate amount of salaries or other compensation paid or payable to employees or agents of the Company or any Subsidiary, (k) any change in the accounting methods or practices followed by the Company or any Subsidiary or any theretofore adopted, (l) any capital expenditure in excess of US $75,000, or (m) any commitments with respect to any of the foregoing.

     3.9 Encumbrances. Except as set forth in Section 3.9 of the Disclosure Schedule, the Company or its Subsidiaries own outright all the property and assets, real, personal or mixed, tangible or intangible, reflected in the Financial Statements, or not so reflected because not required to be reflected but which are used or useful in the business of the Company or its Subsidiaries, or acquired by the Company or any Subsidiary since June 30, 2003 (in each case other than assets disposed of in the ordinary course of business since June 30,
2003), subject to no mortgages, liens, security interests, pledges, charges or other encumbrances of any kind.

     3.10 Litigation. There is no action, suit, customer claim, proceeding or investigation at law or in equity, or by or before any governmental instrumentality or other agency, now pending or threatened against or affecting the Company or any Subsidiary nor, to the best knowledge of the Company, does there exist any basis for any such pending or threatened action, suit, customer claim, proceeding or investigation. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality.

     3.11 No Defaults. As of the date hereof, neither the Company nor any of its Subsidiaries is in default (a) under its Certificate of Incorporation as currently in effect or Bylaws, (b) under any indenture, mortgage, lease, purchase or sales order or any other contract, agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound, or any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There exists no condition, event or act which constitutes, or which after notice or lapse of time or both would constitute, a default under any of the foregoing.

     3.12 Compliance with Laws. To the best of its knowledge, the Company and each of its Subsidiaries is in compliance with laws, rules, ordinances, governmental regulations and orders of all governmental authorities and/or jurisdictions currently applicable to the conduct of its business as conducted or proposed to be conducted and has all permits, licenses, certificates and authorizations required for the conduct of such business.

     3.13 Title to Properties and Assets; Liens, Etc. The Company and each of its Subsidiaries has good and marketable title to its material properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than for taxes not yet due or payable or as set forth in the Financial Statements or the notes thereto or in Section 3.13 of the Disclosure Schedule.

     3.14 Copyrights, Patents and Other Intangible Assets.

     (a) Except as set forth in Section 3.14 of the Disclosure Schedule, neither the Company nor its Subsidiaries is obligated to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, proprietary process, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with its business as currently conducted or as proposed to be conducted or otherwise and it has not granted any licenses or manufacturing publication or production rights with respect to its business as currently conducted or as proposed to be conducted.

     (b) Except as set forth in Section 3.14 of the Disclosure Schedule, the Company and each of its Subsidiaries owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, proprietary processes, service marks, trade names, copyrights (and licenses with respect to the foregoing) necessary to its business as now conducted and as proposed to be conducted. Such rights are described in Section 3.14 of the Disclosure Schedule and may be used in the conduct of its business as now conducted or as proposed to be conducted without, to the best of the Company's or applicable Subsidiary's knowledge, infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing.

     (c) Each employee of the Company and its Subsidiaries has signed a proprietary information agreement, each of which agreements will be in full force and effect as of the Closing. Neither the Company nor any of its Subsidiaries, after reasonable investigation, is aware that any of its employees is or will be in violation thereof, and the Company and each of its Subsidiaries will use its best efforts to prevent any such violation.

     (d) Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any Subsidiary has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any Subsidiary aware of any third party violation of any of the Company's patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights. Except as set forth in Section 3.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is aware that any of its employees (or any person whom the Company or any Subsidiary presently intends to hire) is obligated under any contract (including licenses, covenants or commitments of any nature) or agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his obligation to use such employee's best efforts to promote the interests of the Company or any Subsidiary.

     (e) Except as set forth in Section 3.14 of the Disclosure Schedule, neither the carrying on of the Company's business or any Subsidiary's business by the employees of the Company or any Subsidiary (or persons whom the Company presently intends to hire), nor the conduct of the Company's or any Subsidiary's business as currently conducted or as proposed to be conducted, will, to the Company's or any Subsidiary's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is now obligated. Except as set forth in Section 3.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries believe it is or will be necessary to utilize any inventions of any of its employees (or persons it currently intends to hire) made or owned prior to their employment by the Company or any Subsidiary or that it is or will be necessary to utilize any other assets or rights of any of its employees (or persons it currently intends to hire) made or owned prior to their employment with the Company or any Subsidiary in violation of any limitations or restrictions to which any such person is a party or to which any of such assets or rights may be subject.

     3.15 Material Agreements. Except as set forth in Section 3.15 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral contract not made in the ordinary course of business and, whether or not made in the ordinary course of business, neither the Company nor any of its Subsidiaries is a party to any written or oral (a) contract with any labor union; (b) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of US $75,000 per year; (c) contract for the employment of any officer, individual employee or other person on a full-time basis (other than an at-will employment contract) or any contract with any person on a consulting basis; (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others; (e) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any assets of the Company or any of its Subsidiaries; (f) guaranty by the Company or any of its Subsidiaries of any obligation for borrowed money or otherwise; (g) lease or agreement under which the Company or any of its Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other party; (h) lease or agreement under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any of its Subsidiaries; (i) agreement or other commitment for capital expenditures; (j) contract, agreement or commitment under which the Company or any of its Subsidiaries is obligated to pay any brokers fees, finder's fees or any such similar fees to any third party; (k) contract, agreement or commitment under which the Company or any of its Subsidiaries has issued, or may become obligated to issue any shares of capital stock of the Company or any of its Subsidiaries , or any warrants, options, convertible securities or other commitments pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue any of its securities except as are referred to in this Agreement; or (1) any other contract, agreement, arrangement or understanding which is material to the business of the Company or any of its Subsidiaries or which is material to, and which a prudent investor would need to review in order to make, an informed investment decision with respect to the purchase of the Shares hereunder.

     3.16  Registration  Rights;  Co-Sale  Rights.  Except  as set  forth in the
Section 3.16 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is under any contractual obligation to register for sale under the Securities Act of 1933, as amended (the "Act"), any of its presently outstanding securities or any of its securities which may hereafter be issued. Assuming the accuracy of the Purchasers' representations to the Company, no registration of the Series C Preferred Stock issued and sold pursuant to this Agreement will be required. Except as set forth in Section 3.16 of the Disclosure Schedule, and except as limited by state and Federal law, there are no obligations, contractual arrangements or other understandings with respect to the alienability or voting of the Company's or any of its Subsidiaries' Common Stock or Preferred Stock.

     3.17 Brokers or Finders; Other Offers. Except for fees payable to Harris Nesbitt Gerard, Inc. and Vail Securities Investment, Inc., neither the Company nor any of its Subsidiaries has incurred, or will incur, directly or indirectly, as a result of any action taken by the Company or any of its Subsidiaries, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     3.18 Tax Returns and Payments. The Company and each of its Subsidiaries have accurately prepared and timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on said returns, any assessments, fees or charges and all other taxes due and payable by the Company or any Subsidiary on or before the date hereof have been paid prior to the Company or any of its Subsidiaries becoming delinquent. No deficiency assessment or proposed adjustment of the Company's or any of it Subsidiaries' federal, state or local taxes is pending, and neither the Company nor any of its Subsidiaries has knowledge of any proposed liability for any tax to be imposed upon it, its properties or assets for which it does not have an adequate reserve reflected in the Financial Statements. To the best of the Company's or any of its Subsidiaries knowledge, none of the federal or state income tax returns or state franchise tax returns of the Company or any Subsidiary has ever been audited by federal or state tax officials, respectively.

     3.19 Insurance. The Company and each of its Subsidiaries maintains insurance coverage reasonably adequate for the operation of its business (taking into account the cost and availability of such insurance).

     3.20 Environmental and Safety Laws. To the best of its knowledge, neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  3.21     Commission Documents.

     (a) The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the Commission since December 31, 2002 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended and the Regulations (as defined in Section 4.4), as the case may be, and none of the Company SEC Documents when filed (unless amended or superseded by a Company Filed SEC Document filed prior to the date hereof, then on the date of such later filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in a Company SEC Document has been revised or superseded in a subsequently filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The Financial Statements of the Company included in the Company SEC Documents complied as to form, as of their respective dates of filing with the Commission, in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto (the "Accounting Rules"), have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated
Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring non-material year-end audit adjustments).

     3.22 Full Disclosure. This Agreement, the representations and warranties by the Company contained herein, the Disclosure Schedule and the Exhibits hereto, and all certificates expressly required to be delivered or to be furnished to the Purchasers pursuant to this Agreement, when read together, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     4. Representations, Warranties and Covenants of the Purchasers. Each Purchaser severally represents, warrants and agrees as follows:

     4.1 Information. Each Purchaser represents that it has had an opportunity to ask questions of the principal officers of the Company and to obtain any additional information necessary to permit an informed evaluation of the benefits and risks associated with the investment made hereby. Each Purchaser has made its own independent investigation of the Company and is aware of the Company's proposed business and financial condition. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 3 herein or the right of the Purchasers to rely thereon.

     4.2 Accredited Investors. Each Purchaser represents that it is an accredited investor within the meaning of the Act and Regulation D thereunder, or by reason of its business or financial experience, or the business or financial experience of its professional advisor, it has the capacity to protect its own interests in connection with this transaction.

     4.3 Experience. Each Purchaser represents that it has had sufficient experience in business, financial and investment matters to evaluate the merits and risks involved in the investment made hereby and further represents that it is able to bear the economic risk of such investment for an indefinite period of time or to lose the entire investment made hereby, and has the capacity to protect its own interests in connection with the transactions contemplated herein.

     4.4 Investment Intent. Each Purchaser represents that it is acquiring the Shares for its own account and not with a view to any sale or distribution thereof within the meaning of the Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder as amended from time to time (the "Regulations"), except to the extent permitted by the Act and the Regulations. Each Purchaser agrees that it will make no sale, offer to sell or transfer of any Shares in violation of the Act, the Regulations or any other federal or state securities law, and each Purchaser understands that certificates representing the same will bear a legend to such effect.

     4.5 Restriction on Transfer. Each Purchaser understands that none of the Shares nor the offer and sale thereof, has been registered under the Act or the securities laws of any state and there is at the date hereof no public market for such securities. Each Purchaser further understands and agrees that none of the Shares may be sold, offered for sale or transferred in any manner for an indefinite period of time unless and until (a) a registration statement with respect thereto is in effect under the Act and applicable state laws, or (b) it has been established to the reasonable satisfaction of the Company and its counsel that the proposed transaction is exempt from registration under the Act and applicable state laws or that registration under the Act and applicable state laws is not required.

     4.6 Binding Effect, etc. Each Purchaser represents that (a) such Purchaser has full power and authority to purchase such Shares, (b) such Purchaser's agreement to purchase the Shares constitutes a valid and binding agreement enforceable in accordance with its terms, and (c) the purchase of the Shares as contemplated hereby will not conflict with or otherwise violate any charter documents or any other obligations of such Purchaser.

     5. Conditions to the Obligations of the Purchasers. The obligation of each of the Purchasers under Section 1.2 of this Agreement is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

     5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

     5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

     5.3  Certificates  and  Documents.  The Company shall have delivered to the
Purchasers:

     (a) The Certificate of Incorporation of the Company, as amended and restated and in effect as of the Closing Date (including Certificates of Designations), certified by the Secretary of State of the State of Delaware;

     (b) The Bylaws of the Company, as amended and restated and in effect as of the Closing Date, certified by its Secretary as of the Closing Date; and

     (c) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary of the Company as of the Closing Date.

     5.4 Registration Rights Agreement. The Company shall have entered into an Amended and Restated Registration Rights Agreement (each a "Registration Rights Agreement" and collectively, the "Registration Rights Agreements") with each Purchaser substantially in the form attached hereto as Exhibit D.

     5.5 Opinion of Counsel. Purchasers shall have received from Shaw Pittman, LLP, special counsel to the Company, an opinion dated as of the Closing, in a form set forth as Exhibit E.

     5.6 Compliance Certificates. The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in paragraphs 5.1, 5.2 and 5.3 of this Agreement.

     5.7 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6. Condition to the Obligations of the Company. The obligations of the Company under Section 1.2 of this Agreement are subject to the fulfillment, or the waiver by the Company, of the following condition on or before the Closing:

     6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

     7. Transfer of Shares.

     7.1 Restricted Shares. "Restricted Shares" means (i) the Shares, (ii) the shares of Common Stock issued or issuable upon conversion or exercise of the Shares or the Warrants, (iii) any shares of capital stock of the Company acquired by the Purchasers pursuant to any other agreement or instrument, and
(iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

     7.2 Requirements for Transfer.

     (a)  Restricted  Shares  shall  not be sold or  transferred  unless  either
(i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

     (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Purchaser which is a limited liability company to (a) a member or officer of such limited liability company,
(b) a retired member who resigns after the date hereof or to the estate of any such member or (c) a retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 7 to the same extent as if it were the original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Act.

     7.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

     The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

     8. Miscellaneous.

     8.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

     8.2 Confidentiality. Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement or otherwise ("Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 8.2 by such Purchaser); provided, however, that a Purchaser may disclose Confidential Information (i) to such Purchaser's attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser, provided that such prospective purchaser agrees in writing to be bound by the provisions of this Section 8.2, (iii) to any affiliate of such Purchaser or to a partner, stockholder or subsidiary of such Purchaser, provided that such affiliate agrees in writing to be bound by the provisions of this
Section 8.2,  or (iv) as may  otherwise  be required by law,  provided  that the
Purchaser takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding any other provisions of this Section 8.2, a Purchaser shall be free to use the Residuals (as defined below) of any Confidential Information for any purpose, subject only to any patents or copyrights of the Company in such Confidential Information. The term "Residuals" shall mean any information in non-tangible form which is retained in the memory of a Purchaser or any partner, officer, employee or representative of a Purchaser.

     8.3 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby until thirty (30) days following the date on which the Form 10-K for ReGen Biologics for the fiscal year ended December 31, 2003 shall have been filed with the Commission; provided, however, that the representation and warranties of Section 3.2 of this Agreement shall survive indefinitely.

     8.4 Expenses. The Company shall pay, at the Closing, the reasonable fees, up to a maximum of US $ 25,000 including fees, expenses and disbursements, related to the representation of the Purchasers, such representatives to be designated by the Purchasers, in connection with the preparation of this Agreement and the other agreements contemplated hereby and thereby and the closing of the transactions contemplated hereby and thereby.

     8.5 Brokers. Each Purchaser represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and the Company and each of the Purchasers agrees that such party will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     8.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     8.7 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

     8.9 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  If to the Company, at:

                  509 Commerce Street, East Wing
                  Franklin Lakes, NJ  07417
                  Facsimile: (201) 651-5141
                  Attention: Gerald E. Bisbee, Jr., Ph.D,

     or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers;

     If to a Purchaser, at the address set forth on Exhibit A for such Purchaser, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

     8.10 Complete Agreement. This Agreement (including its Exhibits and the Disclosure Schedule delivered in accordance herewith) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     8.11 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 50% of the shares of Common Stock issued or issuable upon conversion of the Shares. Notwithstanding the foregoing, this Agreement may be amended with the consent of the holders of less than all of the shares of Common Stock issued or issuable upon conversion of the Shares only in a manner which applies to all such holders in the same fashion and any amendment, termination or waiver effected in accordance with this
Section 8.11 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted) even if they do not execute such consent, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     8.12 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     8.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

     8.14 Section Headings. The section headings are for the convenience of the parties only and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.



                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              ReGen Biologics, Inc.




                              By:
                              Name:    Gerald E. Bisbee, Jr., Ph.D.
                              Title:   President, Chief Executive Officer
                                          and Chairman


                              PURCHASERS:


                              If Individual:

                              Print Name:

                              Signature:

                              Contact Information:

                              Dollar Amount Purchased:

                              If Corporation, Partnership, Limited Liability Company or Other Entity:

                              Print Name of Entity:

                              Signature By:

                              Contact Information:

                              Dollar Amount Purchased:

                              PURCHASERS:


                              If Individual:

                              Print Name:

                              Signature:

                              Contact Information:

                              Dollar Amount Purchased:



                              If Corporation, Partnership, Limited Liability Company or Other Entity:

                              Print Name of Entity:

                              Signature By:

                              Contact Information:

                              Dollar Amount Purchased:

                                       A-2
                                    EXHIBIT A

                                   Purchasers


               Name                     Number of Shares of Series C Preferred    Dollar Amount Purchased
Sanderling Companies                                    5,021,200                      $ 2,250,000.00
J.F. Shea Co.                                             223,164                          100,000.00
Arthur Rock                                               312,430                          140,000.00
F. Warren Hellman                                         171,836                           77,000.00
William R. and Judith P. Timken,                          223,164                          100,000.00
Trustees of Timkin Living Trust U/A/D
1949
J. Richard Steadman                                       111,582                           50,000.00
Howard Berkowitz                                          223,164                          100,000.00
Richard Harris                                            223,164                          100,000.00
Dr. Charles Ho                                            223,164                          100,000.00
Ingram Family Trust                                        22,316                           10,000.00
Mervyn Lapin PSP                                          111,582                           50,000.00
John M. Angelo                                            301,272                          135,000.00
Judith H. Angelo                                          100,424                           45,000.00
John M. Angelo, Maurice R. Povich                         446,328                          200,000.00
TTTIC
ANNUMC LLLP              c/o Scott                         55,791                           25,000.00
Balcomb
Neil Austrian                                              55,791                           25,000.00
Charles N. Blitzer                                        133,898                           60,000.00
Bravo Colorado Music Festival                             111,582                           50,000.00
Endowment
Mary Ellen Canniff                                         22,316                           10,000.00
William Clinkenbeard                                      100,000                           44,810.00
Marcia Diamond Trust                                      301,272                          135,000.00
Lawrence A. Gordon                                        200,848                           90,000.00
David A. Gordon                                            44,588                           19,980.00
Michael L. Gordon                                         468,734                          210,040.00
Amy Beth Gordon                                            44,588                           19,980.00
Shelka Gramshammer                                         33,474                           15,000.00
Gary C. Klein                                             223,164                          100,000.00
Ben Kreuger                                                55,791                           25,000.00
Jeffrey Lapin                                              11,158                            5,000.00
Rodney Lapin                                               17,853                            8,000.00
Ranjle Liu                                                 33,474                           15,000.00
Donald McMahan                                             32,135                           14,400.00
Elizabeth A. Meyer                                         40,169                           18,000.00
Luc Meyer                                                 338,540                          151,700.00
John S. Petrow                                            111,582                           50,000.00
Maurice R. Povich                                         301,272                          135,000.00
Elizabeth W. Slifer                                       154,652                           69,300.00
Richard Stephenson                                        111,582                           50,000.00
Daniel E. Telleen                                          11,158                            5,000.00
Vail Fishing Partners                                     446,328                          200,000.00
George A. Wiegers                                          55,791                           25,000.00
Jerold L. Zaro                                            111,582                           50,000.00
Kathy Weiss                                                55,791                           25,000.00
Todd C. Standbrook                                         22,316                           10,000.00
L-R Global Partners                                     2,939,542                        1,317,209.00
DB Advisors, LLC                                          557,911                          250,000.00
Robert Fraiman                                            111,582                           50,000.00


                                    EXHIBIT B

                           Certificate of Designations

                                    EXHIBIT C

                                     Warrant

                                    EXHIBIT D

                          Registration Rights Agreement

                                    EXHIBIT E

                                  Legal Opinion